Exhibit 99.1
NEWS RELEASE

Presstek Regains NASDAQ Compliance; Announces Delay in 2007 Form 10-K Filing

HUDSON, N.H., March 4, 2008 Presstek, Inc. (Nasdaq: PRST) today announced that the Company has received a determination from The NASDAQ Stock Market indicating that, based upon the filing of the Company’s Form 10-Q for the period ended September 29, 2007 with the Securities and Exchange Commission (“SEC”) on February 15, 2008, the Company has evidenced full compliance with NASDAQ’s filing requirement and all other requirements for continued listing on The NASDAQ Global Market.  Accordingly, the Company’s securities will continue to trade on The NASDAQ Global Market.

The Company also announced that the extensive work efforts required during the latter part of 2007 to complete the Company’s previously disclosed financial and business process reviews and file the third quarter 2007 Form 10-Q, have resulted in the delayed filing of its annual report on Form 10-K for the year ended December 29, 2007 with the SEC.  As previously announced, the Company expects charges of $1 to $2 million in the fourth quarter relating to the previously disclosed reviews as well as certain product warranty costs. The Company has not yet announced the date it expects to report fourth quarter financial results.

 “It’s disappointing that the effort required to complete our business reviews has challenged our ability to meet SEC reporting timelines, but these reviews were essential to establishing a solid basis for future reporting,” commented Presstek’s Executive Vice President and Chief Financial Officer, Jeff Cook. “The delay in filing our Form 10-K is due solely to our late start in closing Q4 2007 financial records, and is not related to any new findings or issues.

About Presstek
Presstek, Inc. is the leading manufacturer and marketer of high tech digital imaging solutions to the graphic arts and laser imaging markets. Presstek's patented DI®, CTP and plate products provide a streamlined workflow in a chemistry-free environment, thereby reducing printing cycle time and lowering production costs. Presstek solutions are designed to make it easier for printers to cost effectively meet increasing customer demand for high-quality, shorter print runs and faster turnaround while providing improved profit margins.

Presstek subsidiary, Lasertel, Inc., manufactures semiconductor laser diodes for Presstek's and external customers' applications.

For more information visit www.presstek.com, or call 603-595-7000 or email: info@presstek.com.

Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the results of internal reviews and their impact on future performance, anticipated results from the company’s Business Improvement Plan, anticipated headcount reductions, and the ability of the company to achieve its stated objectives. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the results and impact of the company’s internal reviews, the amount of product warranty charges, the ability of the company to achieve the objectives of its Business Improvement Plan, the ability of the company to meet its stated financial and operational objectives, the possible delisting of the company’s stock from the NASDAQ Stock Market, and other risks detailed in the company's Annual Report on Form 10-K and the company's other reports on file with the Securities and Exchange Commission. The words "looking forward," "looking ahead," "believe(s)," "should," "may," "expect(s)," "anticipate(s)," "project(s)," "likely," "opportunity," and similar expressions, among others, identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The company undertakes no obligation to update any forward-looking statements contained in this news release.

Contact:
Kathleen Makrakis
Director Investor Relations
(203) 485-7534, ext 1432
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